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                                                            EXHIBIT 99.B11

                        [COOPERS & LYBRAND LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Strong Institutional Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement of Strong Institutional Funds, Inc. on Form N-1A of our report dated March 20, 1996 on our audit of the financial statements and financial highlights of Strong Institutional Money Fund, a series of Strong Institutional Funds, Inc., which report is included in the Annual Report to Shareholders for the period from September 21, 1995 (inception) to February 29, 1996, which is also incorporated by reference in the Registration Statement.
We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.

                                          /s/ Coopers & Lybrand
                                          ----------------------
                                          Coopers & Lybrand LLP

Milwaukee, Wisconsin
December 30, 1996